                                                                      Exhibit 11

Computation of Earnings Per Common Share
(Dollars and shares in thousands except per share amounts)

                                                                           THIRD QUARTER               YEAR-TO-DATE
                                                                          13 Weeks Ended              39 Weeks Ended
                                                                       September   September       September  September
                                                                        30, 1995    24, 1994        30, 1995   24, 1994
                                                                       ---------   ---------       ---------  ---------
Primary Earnings per Common Share

Net earnings applicable to common stock
 Net earnings                                                          $     8,698     7,368          27,341     11,464
 ESOP dividend requirements
  Preferred stock dividends declared                                          (594)     (623)         (1,812)    (1,909)
  Tax  benefit  on dividends - unallocated shares                              106       125             340        406
                                                                         ---------  --------      ----------  ---------
 Net earnings applicable to common stock                               $     8,210     6,870          25,869      9,961
                                                                         ---------  --------      ----------  ---------

Weighted average number of common shares and equivalents
 outstanding
 Weighted average number of common shares outstanding                       14,718    14,599          14,683     14,565
 Common stock equivalents:
  Stock options, assuming exercised at average market price                    135       175             137        174
                                                                         ---------  --------      ----------  ---------
 Weighted average number of common shares and equivalents
 outstanding                                                                14,853    14,774          14,820     14,739
                                                                         ---------  --------      ----------  ---------

Primary Earnings per Common Share                                      $      0.55      0.47            1.75       0.68
                                                                         =========  ========      ==========  =========

Fully Diluted Earnings per Common Share

Net earnings applicable to common stock
 Net earnings                                                          $     8,698     7,368          27,341     11,464
 Incremental cash contribution to the ESOP assuming
  conversion of preferred stock to common                                     (223)     (234)           (680)      (716)
 Tax benefit on the incremental cash contribution                               78        80             238        249
                                                                         ---------  --------      ----------  ---------
 Net earnings applicable to common stock                               $     8,553     7,214          26,899     10,997
                                                                         ---------  --------      ----------  ---------

Weighted average number of common shares and equivalents
 outstanding
 Weighted average number of common shares outstanding                       14,718    14,599          14,683     14,565
 Common stock equivalents:
  Stock options, assuming exercised at greater of ending or
   average market price                                                        135       178             152        175
  Series B ESOP preferred stock                                              1,499     1,579           1,516      1,602
                                                                         ---------  --------      ----------  ---------
 Weighted average number of common shares and equivalents
 outstanding                                                                16,352    16,356          16,351     16,342
                                                                         ---------  --------      ----------  ---------

Fully Diluted Earnings per Common Share                                $      0.52      0.44            1.65       0.67
                                                                         =========  ========      ==========  =========
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